SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:

[	]	Preliminary Information Statement
[	]	Confidential, for Use of the Commission
(only as permitted by Rule 14c-5(d)(2))
[X]		Definitive Information Statement
[	]	Definitive Additional Materials

MORTLOCK VENTURES INC. (Name of Registrant as Specified in its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

(Name of Person(s) Filing Information Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: 0

(5)	Total fee paid: 0

[ ] Fee paid previously with Preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

(3)	Filing Party:

Date Filed: December 4, 2006

MORTLOCK VENTURES INC.

320-1100 Melville Street Vancouver, BC V6E 4A6 Tel: 604-688-3931 Facsimile: 604-688-2921

NOTICE OF WRITTEN RESOLUTION OF SHAREHOLDERS OF RECORD

ON DECEMBER 2, 2006

NOTICE IS HEREBY GIVEN that, on December 1, 2006, the management of MORTLOCK VENTURES INC., a Nevada corporation (the "Corporation"), solicited votes from a selected shareholder of record (“Selected Shareholder”) as of December 2, 2006, to consider and act upon:

1.	The Directors' proposal to approve the forward split of the outstanding shares of the Corporation’s common stock on the basis of sixteen (16) shares for every one share outstanding (16 for 1) shares held.

The Selected Shareholder, who holds 2,500,000 shares of the total 4,800,500 issued and outstanding shares, approved the above motion in a written resolution. However, the Corporation’s management does not intend to take any corporate action to enact this resolution until such time as it has fulfilled its obligations under the rules and regulations of the Securities and Exchange Commission. Therefore, management is sending this notice to you. Proxies are not being solicited as management has received sufficient votes to approve the above proposal. The approximate date on which this information statement is being mailed to security holders is December 5, 2006.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ WILLIAM TIMMINS

William Timmins, Secretary, Treasurer and Principal Financial/Accounting Officer Vancouver, British Columbia December 4, 2006

INFORMATION STATEMENT REGARDING A CORPORATE ACTION APPROVED ON DECEMBER 2, 2006

Written Resolutions of the Shareholders

This Information Statement is furnished in connection with a written resolution of a majority of the shareholders of the Corporation as of December 2, 2006. This Information Statement is being sent to shareholders of record as of December 2, 2006. The cost of distributing this Information Statement will be borne by the Corporation. All of the Corporation’s common stock is held directly in each beneficial shareholders name and no shares are held in the name of any banks or brokerage house. Therefore, the mailing of this Information Statement will be made directly to each shareholder. The mailing address of the Corporation’s business offices is 320-1100 Melville Street, Vancouver, British Columbia, Canada V6E 4A6.

Shareholders Entitled To Vote

Only shareholders of record of the Corporation's Common Stock at the close of business on December 2, 2006 were entitled to vote on the written resolution. On that date, 4,800,500 shares of the Corporation’s Common Stock were issued and outstanding. Each shareholder was entitled to one vote for each share held of record on the record date. The holder of a majority of the total shares of common stock outstanding on December 2, 2006 constituted a quorum for the transaction of business in the written resolutions. As management is not soliciting proxies and has already obtained sufficient votes to obtain a quorum and abstentions will not be counted toward fulfillment of quorum requirements. A list of the shareholders of record as of December 2, 2006 will be filed in the Corporation’s minute books as an attachment to the written resolutions.

Voting On The Written Resolutions

The passing of the proposal required the affirmative vote of a majority of 2,400,250 shares of the shares of the Common Stock issued and outstanding on December 2, 2006. There were 4,800,500 shares of Common Stock issued and outstanding on December 2, 2006.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

No person who has been a director or officer of the registrant at any time since the beginning of the last fiscal year, nor any associate of the foregoing persons, has any substantial interest, direct or indirect, by security holdings or otherwise, in the written resolution.

No director of the Corporation has informed the Corporation in writing that he intends to oppose any action to be taken by the Corporation.

Proposals by Security Holders There are no proposals by any security holders.

Matters Approved In The Written Resolutions Name of the Corporation

The Corporation’s Board of Directors proposed a forward split of the Common Stock of the Corporation on the basis of sixteen (16) shares for each one (1) share held. The forward split does not affect the authorized capital of the Corporation, which shall therefore remain at 200 million shares of Common Stock.

Although the forward split of issued and outstanding shares has been approved by an affirmative vote of 2,500,000 shares or 52.1% of the Corporation’s issued and outstanding shares, the Corporation is required under Securities and Exchange Commission rules and regulations to file this Schedule 14C and no corporate action may be taken on this resolution until 20 days from the mailing of this Schedule 14C. Therefore, the Corporation expects to take all necessary corporate actions to affect the forward split on or about December 26, 2006.

Householding

On December 4, 2000, the Securities and Exchange Commission adopted amendments permitting companies and intermediaries to satisfy the delivery requirements for proxy statements and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or information statement to those shareholders unless the Corporation is otherwise advised by the shareholders. “Householding” as this is commonly known, reduces the amount of duplicate information that shareholders receive and lowers the Corporation’s printing and mailing costs.

If you received multiple copies of this information and, in future, wish to receive only a single copy, please forward a written request to the attention of the Corporation’s Corporate Secretary by either mail or facsimile transmission to 320-1100 Melville Street, Vancouver, British Columbia, Canada V6E 4A6, facsimile 604-688-2921.

If your household received a single copy of this information and you wish to receive multiple copies in the future, or if you would like to receive additional copies of this documentation, please forward a written request to the attention of the Corporation’s Corporate Secretary by either mail or facsimile transmission to 320-1100 Melville Street, Vancouver, British Columbia, Canada V6E 4A6, facsimile 604-688-2921.

By Order of the Board of Directors,

/s/ WILLIAM TIMMINS

William Timmins, Secretary, Treasurer and Principal Financial/Accounting Officer Vancouver, British Columbia December 4, 2006